                                                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the use in Amendment No. 4 to this Registration Statement on Form S-1 of our report dated August 13, 1999, except for Note No. 15a. which is dated as of October 5, 1999 and Note No. 15b which is dated October 15, 1999, relating to the financial statements of Edison Schools Inc. as of June 30, 1998 and 1999 and for each of the years in the three-year period ended June 30, 1999, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts".


New York, New York
October 15, 1999                             PRICEWATERHOUSECOOPERS LLP